Exhibit 21

List of Subsidiaries

Absolute Total Care, Inc., a South Carolina corporation
Access Health Solutions, LLC, a Florida LLC
AECC Total Vision Health Plan of Texas, Inc., a Texas corporation
Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin corporation
Bridgeway Health Solutions, LLC, a Delaware LLC
Bridgeway Health Solutions of Arizona LLC, an Arizona LLC
Buckeye Community Health Plan, Inc., an Ohio corporation
Casenet, LLC, a Delaware LLC
CBHSP Arizona, Inc., an Arizona corporation
CCTX Holdings, LLC, a Delaware LLC
Celtic Group, Inc., a Delaware corporation
Celtic Insurance Company, an Illinois corporation
CeltiCare Health Plan Holdings LLC, a Delaware LLC
CeltiCare Health Plan of Massachusetts, Inc., a Massachusetts corporation
CenCorp Health Solutions, Inc., a Delaware corporation
Cenpatico of Arizona, Inc., an Arizona corporation
Cenpatico Behavioral Health of Arizona, LLC, an Arizona LLC
Cenpatico Behavioral Health of Maricopa LLC, an Arizona LLC
Cenpatico Behavioral Health of Texas, Inc., a Texas corporation
Cenpatico Behavioral Health of Wisconsin, LLC, a Wisconsin LLC
Cenpatico Behavioral Health, LLC, a California LLC
Cenphiny Management, LLC, a Delaware LLC
Centene Center LLC, a Delaware LLC
Centene Company of Texas, LP, a Texas limited partnership
Centene Corporation, a Delaware corporation
Centene Holdings, LLC, a Delaware LLC
Centene Management Company, LLC, a Wisconsin LLC
CMC Real Estate Company, LLC, a Delaware LLC
Coordinated Care Corporation, Inc., an Indiana corporation
Family Care & Workforce Diversity Consultants LLC, d/b/a Worklife Innovations, a Connecticut LLC
Granite State Health Plan, Inc., a New Hampshire corporation
Hallmark Life Insurance Company, an Arizona corporation
Healthy Louisiana Holdings LLC, a Delaware LLC
Healthy Missouri Holdings, Inc., a Missouri corporation
Home State Health Plan, Inc., a Missouri corporation
IlliniCare Health Plan, Inc., an Illinois corporation
Integrated Mental Health Management, LLC, a Texas LLC
Integrated Mental Health Services, a Texas corporation
Kentucky Spirit Health Plan, Inc., a Kentucky corporation
LBB Industries, Inc., a Texas corporation
Louisiana Health Care Connections, Inc., a Louisiana corporation
Magnolia Health Plan, Inc., a Mississippi corporation
Managed Health Services Illinois, Inc., an Illinois corporation
Managed Health Services Insurance Corporation, a Wisconsin corporation
Novasys Health, Inc., a Delaware corporation
Nurse Response, Inc., a Delaware corporation

NurseWise Holdings, LLC, a Delaware LLC
NurseWise, LP, a Delaware limited partnership
Nurtur Health, Inc., a Delaware corporation
Ocucare Systems, Inc., a Florida corporation
OptiCare IPA of New York, Inc., a New York corporation
OptiCare Managed Vision, Inc., a Delaware corporation
OptiCare Vision Company, Inc., a Delaware corporation
OptiCare Vision Insurance Company, Inc., a South Carolina corporation
Peach State Health Plan, Inc., a Georgia corporation
Physicians Choice LLC, d/b/a Palmetto Administrative Services, a South Carolina LLC
Phytrust of South Carolina LLC, a Florida LLC
RX Direct, Inc., a Texas corporation
Sunshine Consulting Services, Inc., a Delaware corporation
Sunshine Health Holding Company, a Florida corporation
Sunshine State Health Plan, Inc., a Florida corporation
Sunflower State Health Plan, Inc., a Kansas corporation
Superior HealthPlan, Inc., a Texas corporation
Total Vision, Inc., a Delaware corporation
U.S. Script, Inc., a Delaware corporation
University Health Plans, Inc., a New Jersey corporation
Wellness By Choice, LLC, a New York limited liability company